Exhibit 107
Calculation of Filing Fee Tables

Form F-1
(Form Type)

Pagaya Technologies Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Secondary Offering: Class A Ordinary Shares, no par value	Rule 457(c)	1,466,263	$13.06(2)	$19,149,394.78	0.0000927	$1,775.15
Fees previously Paid	Equity	Primary Offering: Class A Ordinary Shares, no par value (“Class A Ordinary Shares”)	Rule 457(c)	36,516,687	$2.65(3)	$96,769,220.55	0.0000927	$8,970.51
	Equity	Secondary Offering: Class A Ordinary Shares, no par value	Rule 457(c)	672,960,733	$2.65(3)	$1,783,345,942.45	0.0000927	$165,316.17
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,899,264,557.78		$176,061.83
	Total Fees Previously Paid							$174,286.68
	Total Fee Offsets							$0.00
	Net Fee Due							$1,775.15

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A Ordinary Shares (issuable upon exercise of the warrants)(4)	9,583,333(5)	$ 113,179,162.73	F-4	333-264168	May 18, 2022

(1)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)       Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $14.00 (high) and $12.12 (low) sale price of the Class A Ordinary Shares as reported on the Nasdaq Capital Market on August 29, 2022, which date is within five business days of the filing of Amendment No. 1 to the Registrant’s Registration Statement on Form F-1.

(3)       Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $2.87 (high) and $2.42 (low) sale price of the Class A Ordinary Shares as reported on the Nasdaq Capital Market on July 19, 2022, which date was within five business days of July 20, 2022, the date of the filing of the Registrant’s Registration Statement on Form F-1.

(4)       No registration fee is payable in connection with the 9,583,333 Class A Ordinary Shares (including the Class A Ordinary Shares issuable upon exercise of public warrants) that were previously registered under Form F-4 as amended (File No. 333-264168) which was declared effective on May 18, 2022 (the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 36,516,687 Class A Ordinary Shares that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $96,769,220.55. See “Statement Pursuant to Rule 429” in this registration statement.

(5)       9,583,333 Class A Ordinary Shares registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.